$200,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   DATED AS OF

                                  MARCH 1, 1998

                                      AMONG

                               APPLE SOUTH, INC.,

                                   AS BORROWER

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       AND

                      ANY OTHER BANK OR BANKS LISTED ON THE
                            SIGNATURE PAGE(S) HEREOF,

                                    AS BANKS

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                             AS AGENT FOR THE BANKS

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.  DEFINITIONS........................................................1
         SECTION 1.1.  Definitions.............................................1
         SECTION 1.2.  Accounting Terms and Determinations....................13
         SECTION 1.3.  References.............................................14
         SECTION 1.4.  Use of Defined Terms...................................14
         SECTION 1.5.  Terminology............................................14

ARTICLE 2.  THE LOAN..........................................................14
         SECTION 2.1.  Commitments to Make the Loan...........................14
         SECTION 2.2.  Method of Borrowing....................................14
         SECTION 2.3.  Notes..................................................14
         SECTION 2.4.  Maturity of Loan.......................................15
         SECTION 2.5.  Interest Rates.........................................15
         SECTION 2.6.  Fees...................................................17
         SECTION 2.7.  Termination and Reduction of Commitments...............17
         SECTION 2.8.  Optional Prepayments...................................17
         SECTION 2.9.  Mandatory Prepayments..................................17
         SECTION 2.10.  General Provisions as to Payments.....................18
         SECTION 2.11.  Computation of Interest and Fees. ....................18

ARTICLE 3.  CONDITIONS TO BORROWING...........................................19
         SECTION 3.1.  Conditions to Borrowing................................19

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES....................................20
         SECTION 4.1.  Corporate Existence and Power..........................20
         SECTION 4.2.  Corporate and Governmental Authorization; No
                       Contravention..........................................20
         SECTION 4.3.  Binding Effect.........................................20
         SECTION 4.4.  Financial Information; No Material Adverse Effect......20
         SECTION 4.5.  No Litigation..........................................21
         SECTION 4.6.  Compliance with Laws Generally; Compliance with ERISA..21
         SECTION 4.7.  Taxes..................................................21
         SECTION 4.8.  Subsidiaries...........................................22
         SECTION 4.9.  Not a Holding Company, Public Utility, Investment
                       Company, Investment Adviser............................22
         SECTION 4.10.  Ownership of Property; Liens..........................22
         SECTION 4.11.  No Default............................................22
         SECTION 4.12.  Full Disclosure.......................................22
         SECTION 4.13.  Environmental Matters.................................22
         SECTION 4.14.  Capital Stock.........................................23

         SECTION 4.15.  Margin Stock..........................................23
         SECTION 4.16.  Solvency..............................................23
         SECTION 4.17.  Possession of Franchises, Licenses, Etc...............23
         SECTION 4.18.  Insurance.............................................24

ARTICLE 5.  COVENANTS.........................................................24
         SECTION 5.1.  Information............................................24
         SECTION 5.2.  Inspection of Property, Books and Records..............26
         SECTION 5.3.  Adjusted Funded Debt/Adjusted Capitalization Ratio.....26
         SECTION 5.4.  Minimum Stockholders' Equity.  ........................26
         SECTION 5.5.  Fixed Charge Coverage Ratio............................26
         SECTION 5.6.  Total Funded Debt/EBITDA Ratio.........................27
         SECTION 5.7.  Negative Pledge........................................27
         SECTION 5.8.  Maintenance of Existence...............................28
         SECTION 5.9.  Dissolution............................................28
         SECTION 5.10.  Consolidations, Mergers and Sales of Assets...........28
         SECTION 5.11.  Use of Proceeds.......................................29
         SECTION 5.12.  Compliance with Laws; Payment of Taxes................29
         SECTION 5.13.  Insurance.............................................29
         SECTION 5.14.  Change in Fiscal Year.................................29
         SECTION 5.15.  Maintenance of Property...............................29
         SECTION 5.16.  Environmental Notices.................................30
         SECTION 5.17.  Environmental Matters.................................30
         SECTION 5.18.  Environmental Releases................................30
         SECTION 5.19.  Investments...........................................30
         SECTION 5.20.  Subsidiary Debt.......................................32

ARTICLE 6.  DEFAULTS..........................................................33
         SECTION 6.1.  Events of Default......................................33
         SECTION 6.2.  Notice of Default......................................36

ARTICLE 7.  THE AGENT.........................................................36
         SECTION 7.1.  Appointment; Powers and Immunities.....................36
         SECTION 7.2.  Reliance by Agent......................................37
         SECTION 7.3.  Defaults...............................................37
         SECTION 7.4.  Rights of Agent as a Bank..............................37
         SECTION 7.5.  Indemnification........................................38
         SECTION 7.6.  Payee of Note Treated as Owner.........................38
         SECTION 7.7.  Nonreliance on Agent and Other Banks...................38
         SECTION 7.8.  Failure to Act.........................................39
         SECTION 7.9.  Resignation of Agent...................................39

ARTICLE 8.  CHANGE IN CIRCUMSTANCES; COMPENSATION.............................39

         SECTION 8.1.  Basis for Determining Interest Rate Inadequate or
                       Unfair.................................................39
         SECTION 8.2.  Illegality.............................................40
         SECTION 8.3.  Increased Cost and Reduced Return......................40
         SECTION 8.4.  Base Rate Loan Tranche Substituted for Affected
                       Euro-Dollar Rate Loan Tranche..........................41
         SECTION 8.5.  Replacement of a Lender................................42
         SECTION 8.6.  Compensation...........................................42

ARTICLE 9.  MISCELLANEOUS.....................................................43
         SECTION 9.1.  Notices................................................43
         SECTION 9.2.  No Waivers.............................................43
         SECTION 9.3.  Expenses; Documentary Taxes............................43
         SECTION 9.4.  Indemnification........................................44
         SECTION 9.5.  Sharing of Setoffs.....................................44
         SECTION 9.6.  Amendments and Waivers.................................45
         SECTION 9.7.  No Margin Stock Collateral.............................45
         SECTION 9.8.  Successors and Assigns.................................46
         SECTION 9.9.  Confidentiality........................................47
         SECTION 9.10.  Representation by Banks...............................48
         SECTION 9.11.  Obligations Several...................................48
         SECTION 9.12.  GEORGIA LAW...........................................48
         SECTION 9.13.  Interpretation........................................48
         SECTION 9.14.  CONSENT TO JURISDICTION...............................49
         SECTION 9.15.  Counterparts..........................................49
         SECTION 9.16.  Survival..............................................49
         SECTION 9.17.  Entire Agreement; Amendment; Severability.............49
         SECTION 9.18.  TIME OF THE ESSENCE...................................50
         SECTION 9.19.  Banks Not a Joint Venturer............................50

EXHIBITS

EXHIBIT A                  Form of Assignment and Acceptance

EXHIBIT B                  Form of Note

EXHIBIT C                  Form of Notice of Borrowing

EXHIBIT D                  Form of Opinion of Counsel for Borrower

EXHIBIT E                  Form of Closing Certificate

EXHIBIT F                  Form of Secretary's Certificate

EXHIBIT G                  Form of Compliance Certificate


SCHEDULES

SCHEDULE 4.8               Existing Subsidiaries

SCHEDULE 5.7               Existing Permitted Liens

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 1, 1998, is made among APPLE SOUTH, INC., as Borrower; WACHOVIA BANK, NATIONAL ASSOCIATION and any other party or parties listed as a "Bank" or the "Banks" on the signature page(s) hereof, as Banks; and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent for the Banks.

                      The parties hereto agree as follows:


                             ARTICLE 1. DEFINITIONS

                            SECTION 1.1. Definitions.

     The terms as defined in this Section 1.1 shall for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Adjusted Capitalization" shall be equal to the sum at any date of: (i) Adjusted Funded Debt; plus (ii) Stockholders' Equity.

     "Adjusted Funded Debt" shall mean and include the sum (without duplication) of the following, at any date, for the Borrower and its Consolidated Subsidiaries on a consolidated basis: (i) Total Funded Debt; plus (ii) the present value (discounted at ten percent (10%) per annum) of the minimum amount of noncancellable operating lease payments owing by Borrower and such Sub sidiaries at such date (excluding, however, for this purpose, any such lease payments owing under the DR Holdings Lease); plus (iii) the present value (discounted at ten percent (10%) per annum) of the total payments of "Rent" owing by the Borrower under the DR Holdings Lease for the entire remaining "Lease Term" (inclusive of the original term and all renewal terms, whether or not then ef fective), with the terms "Rent" and "Lease Term" as used hereinabove having the meanings given to such terms in the DR Holdings Lease; plus (iv) all Redeemable Preferred Stock.

     "Adjusted Funded Debt/Adjusted Capitalization Ratio" shall mean the ratio which (i) the Adjusted Funded Debt of the Borrower and its Consolidated
Subsidiaries at any date bears to (ii) the Adjusted Capitalization of the Borrower and its Consolidated Subsidiaries at such date.

     "Adjusted LIBOR Rate," applicable to any Interest Period, means that interest rate per annum determined by the Agent to be equal to the quotient obtained (rounded upwards, if neces sary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR Rate for such Interest Period by (ii) 1.00 minus the then applicable Euro-Dollar Reserve Percentage (if any).

     "Affiliate" means, as to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person"), (ii) any other Per son which is controlled by or is under common control with such Person or a Controlling Person, or (iii) any other Person of which such Person owns, directly or indirectly, twenty percent (20%) or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Agent's  Address"  means the address of Agent  referred to or specified in
Section 9.1.

     "Agent's Letter Agreement" means that certain letter agreement, dated on or prior to the Closing Date, between the Borrower and the Agent relating to certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

     "Agreement" means this Second Amended and Restated Credit Agreement, together with all amendments and modifications hereto.

     "Applebee's Spinoff" shall mean any sale or other disposition by the Borrower of any of its Applebee's Neighborhood Grill & Bar restaurants to Applebee's International, Inc. or to other third parties, all of which sales in the aggregate shall result in the sale or other disposition by Borrower of all, or substantially all, of the Applebee's Neighborhood Grill & Bar restaurants owned by Borrower for an aggregate amount of not less than Three Hundred Fifty Million Dollars ($350,000,000), in cash, each payment of which shall be made in full upon the closing of the final sale for such respective transaction, with all such sales to occur as soon as practicable, but in any event on or before April 1, 1999.

     "Applicable Margin" means: (i) for any Base Rate Loan Tranche, zero percent (0%); and (ii) for any Euro-Dollar Rate Loan Tranche, one and one-half of one percent (1-1/2%) per annum.

     "Assignee" has the meaning set forth in Section 9.8.3.

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.8.3 in the form attached hereto as Exhibit A.

     "Authority" has the meaning set forth in Section 8.2.

     "Bank" means each bank or other financial institution listed on the signature pages hereof and identified therein as a "Bank."

     "Base Rate" means for any Base Rate Loan Tranche for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent (1/2%) per annum above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the date of each such change.

     "Base Rate Loan Tranche" means a Loan Tranche bearing interest at the Base Rate pursuant to Section 2.1.

     "Borrower" means Apple South, Inc., a Georgia corporation, and its successors and permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of a Loan Tranche made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Borrowing is a Base Rate Loan Tranche, or a "Euro-Dollar Rate Borrowing" if such Borrowing is a Euro-Dollar Rate Loan Tranche.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "Capitalized Lease Obligations" shall mean those liabilities of the Borrower and its Consolidated Subsidiaries under any leases that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such liabilities shall be the capitalized amount of such liabilities as determined in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change of Law" shall have the meaning set forth in Section 8.2.

     "Closing Certificate" has the meaning set forth in Section 3.1.4.

     "Closing Date" means the date of this Agreement, as first inscribed hereinabove.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.



     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.7 or Section 8.5.

     "Compliance Certificate" has the meaning set forth in Section 5.1.3.

     "Consolidated Net Income," for any period, means the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, however, (i) any extraordinary items and (ii) any equity interest of the Borrower or any Consolidated Subsidiary in the unremitted earnings of any Person which is not a Subsidiary, in each case as likewise determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured and waived, become an Event of Default.

     "Default Rate" means, with respect to any Loan Tranche, on any day, the sum of two percent (2%) per annum in excess of the interest rate otherwise then or thereafter payable on such Loan Tranche, but, in any event, not less than two percent (2%) per annum in excess of the Base Rate.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are not required to be open for business in the State of Georgia.

     "DR Holdings Lease" shall mean the Lease and Development Agreement, dated as of March 2, 1995, between DR Holdings, L.P., as lessor, and the Borrower, as lessee, together with Appendix "A" thereto and each "Lease Supplement" thereto (as defined therein), all "Operative Documents" (as also defined therein) and all amendments and modifications thereto made from time to time hereafter.

     "EBITDA" shall mean, for any fiscal period of the Borrower and its Consolidated Subsidiaries, that amount equal to the sum, determined in accordance with GAAP, of the Consoli dated Net Income of the Borrower and its Consolidated Subsidiaries for such period (considered without regard to any extraordinary gains or extraordinary losses), plus, without duplication, and to the extent deducted from revenue in determining Consolidated Net Income, depreciation and amortization expense and any other non-cash charges for such period, interest expense for such period, and taxes for such period.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or pursuant to written agreements with an Environmental Authority or any other entity, arising from or in any way associated with any Environmental Requirement, whether or not incorpo rated in a judgment, decree or order.

     "Environmental   Liabilities"   means  any  liabilities   whether  accrued,
contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Require ment, including, without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other Person for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental   Proceedings"   means  any   judicial   or   administrative
proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means "releases" as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any Property, including, but not limited to, any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day in which dealings in Dollar deposits are carried out in the London interbank Euro-Dollar market.

     "Euro-Dollar Rate," applicable to any Interest Period, means that interest rate per annum equal to the sum of (i) the Adjusted LIBOR Rate for such Interest Period, plus (ii) the Ap plicable Margin.

     "Euro-Dollar Rate Loan" means a Loan Tranche made at the Euro-Dollar Rate pursuant to Section 2.1.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Re serve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     "Event of Default" has the meaning set forth in Section 6.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio which (A) the sum of: (i) Consolidated Net Income for such period; plus (ii) the sum (without duplication) of (a) interest expense for such period, (b) any dividends paid in respect of Redeemable Preferred Stock during such period, and
(c) any payments made (howsoever denominated or construed) in respect of any tax deductible, convertible preferred stock ("TECONS") or similar tax-advantaged investment vehicles, regardless of maturity or the timing of any redemption or repurchase rights granted in regard thereto (the sum of (a), (b) and (c) above being called, collectively, "Investment Costs"); plus (iii) any provision for taxes and operating lease expense; in each case, for the Borrower and its Consolidated Subsidiaries for such period; bears to (B) the sum (without duplication) of: (i) all Investment Costs; plus (ii) operating lease expense; in each case, for the Borrower and its Consolidated Subsidiaries for the same such period; all as determined under GAAP.

     "Franchise Rights" shall mean all rights, privileges and interests of the Borrower and its Consolidated Subsidiaries to own, operate and develop franchised restaurants as a franchisee, whether now or hereafter existing, and whether with respect to the operation of any "Applebee's" restaurants or otherwise.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for pur poses of determining compliance with the terms of this Agreement.

     "Guarantee" or "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty" used as a verb has a corresponding meaning.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance," "pollutant," or "contaminant" as defined in CERCLA, or in applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) "toxic substances", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Interest Period" means: (1) with respect to each Euro-Dollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding date in the first, second, third or sixth calendar month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ap propriate subsequent calendar month) shall, subject to paragraph
(c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

     (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date on which such Base Rate Borrowing is fully paid or converted to a Euro-Dollar Rate Borrowing; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

     (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office in the United States as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

     "LIBOR Rate" means, for any Euro-Dollar Rate Loan for the Interest Period of such Euro-Dollar Rate Loan, the rate per annum determined by the Agent on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Rate Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 11:00 A.M., London time, two (2) Euro-Dollar Business Days prior to the first day of such In terest Period, provided that (i) if more than one such offered rate appears on such page, the "LIBOR Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "LIBOR Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or other, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means the non-revolving loan in the principal amount of Two Hundred Million Dollars ($200,000,000) made by the Banks to the Borrower in accordance with, and pursuant to, Section 2.1.

     "Loan Documents" means this Agreement, the Notes, any other document evidencing or relating to the Loan, and any other document, instrument, certificate or agreement delivered in connection with this Agreement, the Notes or the Loan, as such documents, instruments, certificates and agreements may be amended or modified from time to time.

     "Loan Tranche" shall mean each subdivision of the Loan selected by the Borrower for the purpose of determining the interest rate payable thereon in accordance with, and pursuant to, Section 2.5.

     "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that such event or events, act or acts, condition or conditions, and/or occurrence or occurrences results in a material adverse change in, or has a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement, any Note or any Loan Document.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean, the total cash proceeds received by the Borrower from any Applebee's Spinoff, less (i) provisions for all taxes actually paid or payable as a result thereof, (ii) any direct costs incurred by Borrower or any Subsidiary associated therewith, (iii) any payments (including prepayments of rent and termination charges) required to be made in such event under the DR Holdings Lease and (iv) any payments made to repay any indebtedness or other obligation outstanding at the time of an Applebee's Spinoff that is secured by a Purchase Money Lien on the property or assets sold.

     "New Banks" means all those Banks (if any) other than the Original Banks.

     "Notes" means, collectively, the promissory notes of the Borrower evidencing, collectively, Loan, each to be substantially in the form of Exhibit B, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

     "Notice of Borrowing" has the meaning set forth in Section 2.2.1.

     "Original Banks" means those Banks party to the Original Credit Agreement as of the Closing Date, immediately prior to this Agreement becoming effective.

     "Original Commitments" means the "Commitments" (as that term is defined in the Original Credit Agreement") of the Original Banks as in effect on the Closing Date, immediately prior to this Agreement becoming effective.

     "Original   Credit   Agreement"  means  the  Amended  and  Restated  Credit
Agreement, dated as of September 9, 1997, as amended, among Borrower, the Original Banks, and Wachovia, as agent for the Original Banks.

     "Participant" has the meaning set forth in Section 9.8.2.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is them making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates at, above and below the Prime Rate.

     "Properties" means all property owned, leased or otherwise used, operated or occupied by the Borrower or any Subsidiary, wherever located, and whether real property or personal property.

     "Purchase Money Liens" means Liens securing the repayment of any purchase money debt permitted hereunder incurred to finance the purchase of any Property hereafter acquired by the Borrower or any Consolidated Subsidiary, so long as such Liens are limited solely to the Property so acquired, secure only the purchase money debt so incurred and are terminated upon payment in full of such purchase money debt.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Required Banks" means any Bank or Banks having (i) more than fifty percent (50%) of the aggregate amount of the Commitments or (ii), if the Commitments are no longer in effect, more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes.

     "Solvent" means as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's total debts, direct or indirect, contingent or otherwise, (ii) is able to pay all of such debts as and when such debts mature and (iii) has capital sufficient to carry on the business and transactions in which it is engaged and all business and transactions in which it is about to engage.

     "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, and (D) employee stock ownership plan debt Guarantees.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Synthetic Lease" shall mean any agreement, or series of related agreements, between the Borrower and one or more other parties which are intended to be treated, for accounting purposes, as an operating lease with the Borrower as lessee and, for tax purposes, as a financing arrangement with the Borrower as debtor.

     "Tangible Net Worth" shall mean the difference at any time between (i) the Stockholders Equity of the Borrower and its Consolidated Subsidiaries at such time and (ii) the sum of all those assets of the Borrower and its Consolidated Subsidiaries at such time constituting (A) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, as determined under GAAP, plus (B) write-ups of any assets occurring subsequent to December 31, 1996, plus
(C) unamortized debt discount and expense, as determined under GAAP, plus (D) deferred charges, as determined under GAAP, plus (E) any indebtedness owing to such Person by any Affiliate of such Person.

     "Termination Date" has the meaning set forth in Section 2.7.1.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

     "Total Funded Debt" shall mean that portion of the total liabilities of the Borrower and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of: (i) all in debtedness for borrowed money at such date (including, for this purpose, indebtedness in respect of any outstanding bankers' acceptances); plus (ii) all Capitalized Lease Obligations outstanding at such date; plus (iii) all debts, liabilities and obligations which are Guaranteed by the Borrower or any Consolidated Subsidiary as of such date; plus (iv) all debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; plus (v) all debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases, excluding therefrom, however, any debts, liabilities or obligations under the DR Holdings Lease up to a maximum thereof of Twenty-Eight Million Dollars ($28,000,000), it being understood and agreed that, subject to such limitation, no debts, liabilities or obligations (including any constituting Guaranteed Obligations) under the DR Holdings Lease shall be included in the definition of Total Funded Debt.

     "Transferee" has the meaning set forth in Section 9.8.4.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Voluntary Store Closing" shall mean any voluntary closing by the Borrower or any Subsidiary of any franchised restaurant location in the ordinary course of its business which does not cause, or result in, the forfeiture, suspension, loss, rejection, disclaimer, impairment, curtailment, alteration of, or other adverse effect on, any Franchise Rights with respect to the operation or development of any other existing or future franchised restaurant location or locations.

     "Wachovia" means Wachovia Bank, National Association, a national banking associa tion, and its successors.

                SECTION 1.2. Accounting Terms and Determinations.

     Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred with by the Borrower's independent public ac countants or otherwise required by a change in GAAP) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided, however, that upon any change in GAAP material to Borrower occurring hereafter, the Banks shall have the right to require either that conforming adjustments be made to any financial covenants hereafter set forth, or the components thereof, affected by such change or that the Borrower report its financial condition based on GAAP as in effect immediately prior to such change occurring.

                            SECTION 1.3. References.

     Unless otherwise indicated, references in this Agreement to "Articles," "Exhibits," "Schedules," "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                       SECTION 1.4. Use of Defined Terms.

     All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall re quire otherwise.

                            SECTION 1.5. Terminology.

     All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                               ARTICLE 2. THE LOAN

                   SECTION 2.1. Commitments to Make the Loan.

     Each Bank severally agrees, to the extent of its individual Commitment, to make the Loan to the Borrower.

                        SECTION 2.2. Method of Borrowing.

     The Loan shall be made to the Borrower, in a single disbursement, on the Closing Date, for the purpose described in Section 5.11.

                               SECTION 2.3. Notes.

     2.3.1 Single Notes. That portion of the Loan allocable to each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

     2.3.2  Endorsements to Notes.  Upon receipt of each Bank's Note pursuant to
Section 3.1.2, the Agent shall deliver such Note to such Bank. Each Bank may record and, prior to any transfer of its Note shall, endorse on the schedule forming a part thereof appropriate notations to evidence the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                         SECTION 2.4. Maturity of Loan.

     The Loan shall mature, and the principal amount thereof then outstanding and unpaid, shall be due and payable, on the Termination Date.

                          SECTION 2.5. Interest Rates.

     Subject to Section 8.1, the Borrower shall have the continuing right to select the interest rate payable on the Loan, or a portion thereof, by giving the Agent written notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit C, not later than 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and not later than 11:00 a.m. ( Atlanta, Georgia time) at least three (3) Euro-Dollar Business Days in the case of a Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) the aggregate amount of such Borrowing, which shall be not less than One Million Dollars ($1,000,000) or any larger multiple of Five Hundred Thousand Dollars ($500,000), in the case of a Base Rate Loan Tranche, and in an aggregate principal amount of Two Million Dollars ($2,000,000), or any larger multiple of One Million Dollars ($1,000,000), in the use of a Euro-Dollar Rate Loan Tranche;

     (c) whether the Borrowing is to be a Base Rate Borrowing or a Euro-Dollar Rate Borrowing; provided, however, that not more than six (6) Euro-Dollar Rate Borrowings may be outstanding at any given time; and

     (d) the duration of the Interest Period applicable thereto, subject to the definition of "Interest Period."

     2.5.1 Base Rate Loan Tranche. Each Base Rate Loan Tranche shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Base Rate, as it may change from time to time during such Interest Period, plus the Applicable Margin. Such interest shall be payable quarterly, in arrears, on the last day of each calendar quarter, in respect of interest accrued in such month (or portion thereof), commencing on March 31, 1998 (with the first payment date to cover the period from the Closing Date until March 31, 1998), until maturity and thereafter on demand. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan Tranche shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     2.5.2 Euro-Dollar Rate Loan Tranche. Each Euro-Dollar Rate Loan Tranche shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Euro-Dollar Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof; provided, however, if any Interest Period is for a period of more than three (3) months, accrued interest shall also be due and payable at the end of each consecutive three (3) month period within such Interest Period, commencing with the first day thereof, as well as on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Rate Loan Tranche shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate; provided that the mere application of the Default Rate to any Euro-Dollar Rate Loan Tranche shall not give rise to the breakage of an Interest Period, but only an increased margin applicable thereto.

     2.5.3 Agent to Determine. The Agent shall determine each interest rate ap plicable to the Loan hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, if so requested to do so, and its determination thereof shall be conclusive in the absence of manifest error.

     2.5.4 Savings Clause. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Banks for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that any Bank has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and such Bank shall promptly refund to the Borrower any interest received by such Bank in excess of the maximum lawful rate or, if so requested by the Borrower, shall apply such excess to the principal balance of that Bank's Note. It is the intent hereof that the Borrower not pay or contract to pay, and that the Banks not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.

     2.5.5 Rollover of Existing Loans. If, and to the extent that, on the Closing Date, there exists any outstanding indebtedness of the Borrower under the Original Credit Agreement, then, such indebtedness shall be deemed "rolled over" to each Bank's account under this Agreement for the remainder of the Interest Period(s) thereon in order to avoid the imposition of any prepayment premium, fee or charge, notwithstanding any other term of this Agreement which may be to the contrary.

                               SECTION 2.6. Fees.

     2.6.1 Upfront Fee. The Borrower shall pay to the Agent for the account of each Bank on the Closing Date a fully earned, non-refundable upfront fee, the amount of which shall be equal to twenty-five thousandths of one percent (0.025%) of its respective Commitment.

     2.6.2 Other Fees. The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

     SECTION 2.7. Termination and Reduction of Commitments. The Commitments shall terminate on April 1, 1999 (the "Termination Date"), and any portion of the Loan then outstanding (together with accrued interest thereon) shall be due and payable, in full, on such date. In addition to the foregoing, the Commitments shall reduce, dollar-for-dollar, at the time of any optional or mandatory prepayment of the Loan, by an amount equal to the amount of such prepayment, which reduction shall be allocated ratably among the Banks, and shall reduce to zero on that date on which the Loan is paid in full, if sooner prepaid pursuant hereto.

                       SECTION 2.8. Optional Prepayments.

     The Borrower may, on any Business Day, upon giving notice to the Agent by not later than 11:00 A.M. (Atlanta, Georgia time) on such Business Day, and making payment to the Agent, for the ratable benefit of the Banks, on such Business Day of any compensation required by Section 8.6, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating at least One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loan Tranche included in such Borrowing. Upon receipt of a notice of prepayment pursuant to this Sec tion 2.8, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                       SECTION 2.9. Mandatory Prepayments.

     On each date on which any Applebee's Spinoff shall occur, the Borrower shall prepay the Loan by an amount equal to the entire Net Cash Proceeds therefrom; provided, however, that if, in so doing, the Borrower would incur any costs under Section 8.6 below, then, Borrower shall have the option to delay the date by which such prepayment of the Loan shall occur, subject, however, to the following conditions: (i) the Borrower shall specify in its notice of such Applebee's Spinoff required under Section 5.10 below the date on which actual prepayment of the Loan shall, instead, occur, which must be not later than the earlier of: (A) the Termination Date or (B) ninety (90) days after the date on which such Applebee's Spinoff actually occurs; (ii) the Borrower shall deliver to the Agent on the date on which such Applebee's Spinoff occurs the entire Net Cash Proceeds therefrom, to be held thereafter by the Agent in a deposit account in its name as Agent as cash collateral for the payment of the Loan (the "Cash Collateral Account"); (iii) the Borrower shall have no right to make withdrawals from the Cash Collateral Account and Wachovia shall have no right to exercise any set off against the Cash Collateral Account except in its capacity as Agent for the benefit of the Banks; (iv) the Agent shall pay the Borrower, by crediting same to such deposit account, interest at the rate then being currently paid by Wachovia for deposits of like tenor and amount, for any sums on deposit in the Cash Collateral Account until withdrawal thereof; and (v) the Agent is hereby authorized and empowered, on the date specified by the Borrower for prepayment of the Loan in accordance with the requirements set forth above or, sooner, if any Event of Default has occurred which is then continuing, to apply from funds then on deposit in the Cash Collateral Account an amount equal to the Net Cash Proceeds deposited therein for each affected Applebee's Spinoff for prepayment to the Loan,and any remaining funds then on deposit in the Cash Collateral Account, representing earned interest, shall be returned to the Borrower or, if any Event of Default has occurred which is then continuing, continued to be held by the Agent as cash collateral for the Loan. Each such mandatory prepayment shall be applied, when made, to prepay the Loan ratably among the Banks.

                SECTION 2.10. General Provisions as to Payments.

     2.10.1 Timing. The Borrower shall make each payment of principal of, and interest on, the Loan and of fees and any other sums owing hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Agent's Address. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

     2.10.2 Next Banking Day. Whenever any payment of principal of, or interest on, the Loan or of any fee or other sum owing hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Rate Loan Tranche shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                 SECTION 2.11. Computation of Interest and Fees.

     Interest on the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Any fees or other sums payable hereunder on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                       ARTICLE 3. CONDITIONS TO BORROWING

                      SECTION 3.1. Conditions to Borrowing.

     The obligation of each Bank to make its allocable share of the Loan available to the Borrower on the Closing Date is subject to receipt by the Agent of the following in a sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

     3.1.1 This Agreement. From each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

     3.1.2 Notes. A duly executed Note for the account of each Bank complying with the provisions of Section 2.3;

     3.1.3 Opinion. An opinion (together with any opinions of local counsel relied on therein) of legal counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit D and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

     3.1.4 Closing Certificate. A certificate ("Closing Certificate"), dated as of the Closing Date, substantially in the form of Exhibit E, signed by the chief financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article 4 are true on and as of the Closing Date;

     3.1.5 Other Documents. All documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, in substantially the form of Exhibit F, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Georgia as to the good standing of the Borrower in the State of Georgia, and
(iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     3.1.6 Borrowing Notice. The initial Notice of Borrowing.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                   The Borrower represents and warrants that:

                   SECTION 4.1. Corporate Existence and Power.

     Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify, or obtain such licenses, authorizations, consents or approvals could not be reasonably expected to have or cause a Material Adverse Effect.

    SECTION 4.2. Corporate and Governmental Authorization; No Contravention.

     The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or, to the best of the Borrower's knowledge, of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                          SECTION 4.3. Binding Effect.

     This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Bor rower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.4. Financial Information; No Material Adverse Effect.

     The audited balance sheet of the Borrower and its Consolidated Subsidiaries as of the Fiscal Year ended closest to December 31, 1996, and the related consolidated audited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, and the unaudited financial statements of the Borrower and its Consolidated Subsidiaries as of and for the Fiscal Quarter ended closest to December 31, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of its operations and cash flow for such periods stated; provided, that, (i) the interim statements remain subject to normal year-end audit adjustments and (ii) during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this sentence shall be deemed to refer to the most recent financial statements delivered pursuant to Sections 5.1.1 and 5.1.2. Since December 31, 1996, there has been no event, act, condition or occurrence having or which could be expected to have a Material Adverse Effect, except for matters disclosed in the quarterly financial statements referred to above; provided that during the term of this Agreement following the Closing Date, future representations as to matters set forth in this sentence shall be deemed to refer to the last day of the most recent audited financial statements delivered by the Bor rower pursuant to Section 5.1.1.

                           SECTION 4.5. No Litigation.

     There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

       SECTION 4.6. Compliance with Laws Generally; Compliance with ERISA.

     The Borrower and each Subsidiary are in compliance in all material respects with applicable laws (including, but not limited to, ERISA), regulations and similar requirements of gov ernmental authorities (including, but not limited to, PBGC), noncompliance with which could have or cause a Material Adverse Effect, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. To the best of the Borrower's knowledge,
(i) the Bor rower and each member of the Controlled Group have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and (ii) neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                               SECTION 4.7. Taxes.

     There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for amounts that either are immaterial or are being disputed in good faith and by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                           SECTION 4.8. Subsidiaries.

     As of the Closing Date,  the Borrower has no  Subsidiaries,  except for the
Subsidiaries   set  forth  on  Schedule  4.8,  all  of  which  are  Consolidated
Subsidiaries.

     SECTION 4.9. Not a Holding Company, Public Utility, Investment
                          Company, Investment Adviser.

     Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended; or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                   SECTION 4.10. Ownership of Property; Liens.

     The Borrower owns Properties, or interests in Properties, sufficient for the conduct of its business; and none of such Properties is subject to any Lien except as permitted in Section 5.8.

                            SECTION 4.11. No Default.

     Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is con tinuing.

                         SECTION 4.12. Full Disclosure.

     All written information and, to the best of the Borrower's knowledge, all other information, heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

                      SECTION 4.13. Environmental Matters.

     To the best of the Borrower's knowledge, (i) neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under

CERCLA or under any state statute similar to CERCLA. None of the Properties located in the United States, owned by either the Borrower or a Subsidiary, has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. ss. 300, (B) CERCLIS list or (C) any list arising from a state statute similar to CERCLA; (ii) to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, gener ated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, in or under the Properties, owned or operated by either the Borrower or a Subsidiary, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materi als used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (iii) to the best of the Borrower's knowledge, the Borrower and its Subsidiaries are in compliance with all Environmental Requirements in connection with the ownership, use and operation of the Properties and the Borrower's and such Subsidiary's respective businesses.

                          SECTION 4.14. Capital Stock.

     All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

                           SECTION 4.15. Margin Stock.

     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with the provisions of, Regulations G, T, U or X.

                             SECTION 4.16. Solvency.

     After giving effect to the execution and delivery of the Loan Documents and the making of the Loan, the Borrower will be Solvent.

             SECTION 4.17. Possession of Franchises, Licenses, Etc.

     The Borrower and its Subsidiaries possess to the extent material all franchises, certificates, licenses, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material Properties and assets, and neither the Borrower nor any of its

Subsidiaries is in violation of any thereof, which, individually or in the aggregate, would or might have or cause a Material Adverse Effect. Without limiting the generality of the foregoing, and, in any event, the Borrower and its Subsidiaries possess all Franchise Rights necessary for the ownership, operation and development of its (or their) franchised restaurant business as conducted, or contemplated to be conducted, by the Borrower and such Subsidiaries, including, without limitation, in the case of "Applebee's" restaurants, franchise agreements for each franchised restaurant location and exclusive development rights for each designated area in which franchised restaurants are located or contemplated to be located.

                            SECTION 4.18. Insurance.

     The Borrower and each of its Subsidiaries maintains adequate insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


                              ARTICLE 5. COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                            SECTION 5.1. Information.

                 The Borrower will deliver to each of the Banks:

     5.1.1 Annual  Audit.  As soon as available  and in any event within  ninety
(90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Con solidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of any material exceptions and qualifications; provided that, the information required by this paragraph may be satis fied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6;

     5.1.2 Interim Statements. As soon as available and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a con solidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided that the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6;

     5.1.3 Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in Sections 5.1.1 and 5.1.2, a certificate, substantially in the form of Exhibit G (a "Compliance Certificate"), of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish (A) the then effective "Applicable Margin" for Euro-Dollar Rate Loans, (B) the then effective "Applicable Rate" for commitment fees and (C) whether the Borrower was in compliance with the requirements of Sections 5.3, 5.4, 5.5, 5.6 and 5.19 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     5.1.4 Default Notice. Promptly (and, in any event, within five (5) Domestic Business Days) after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     5.1.5 Proxy. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     5.1.6 Registration Statements. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     5.1.7 ERISA Notices. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     5.1.8  Other  Reports.  From  time  to  time  such  additional  information
regarding  the   financial   position  or  business  of  the  Borrower  and  its
Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

             SECTION 5.2. Inspection of Property, Books and Records.

     The Borrower will keep, and require each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any non-domestic Subsidiary, such other accounting standards, rules, regulations and practices applicable to businesses operating in the locality in which each such Person operates); and permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections in each case at such reasonable times and as often as may reasonably be desired.

        SECTION 5.3. Adjusted Funded Debt/Adjusted Capitalization Ratio.

     The Adjusted Funded Debt/Adjusted Capitalization Ratio will not at any time exceed .65:1.

                   SECTION 5.4. Minimum Stockholders' Equity.

     Stockholders' Equity will at no time be less than the sum of (i) $180,000,000, as of the Fiscal Quarter ended closest to December 31, 1996 (the "Base Fiscal Quarter"), plus (ii) fifty percent (50%) of Consolidated Net Income (if positive) for each Fiscal Quarter subsequent to the Base Fiscal Quarter; plus, without duplication, (iii) seventy-five percent (75%) of any net proceeds received by Borrower from any offering of equity securities (other than Redeemable Preferred Stock) by Borrower subsequent to the Closing Date; plus, without duplication, (iv) seventy-five percent (75%) of any net proceeds received by Borrower from any conversion of debt into equity subsequent to the Closing Date; plus, without duplication, (v) seventy-five percent (75%) of any adjustment to equity due to any pooling of interests occurring subsequent to December 31, 1996; plus, without duplication, (vi) seventy-five percent (75%) of any increase in Stockholders' Equity resulting from the issuance or exchange of any equity securities in furtherance of any acquisition constituting a permitted investment under Section 5.19.

                    SECTION 5.5. Fixed Charge Coverage Ratio.

     Borrower's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quar ters' basis as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 1997, shall be (i) not less than 1.80:1, for the Fiscal Quarters ending closest to December 31, 1997, March 31, 1998 and June 30, 1998, (ii) not less than 1.90:1, for the Fiscal Quarter ending closest to September 30, 1998; and (iii) not less than 2.00:1, for each Fiscal Quarter ending thereafter.

                  SECTION 5.6. Total Funded Debt/EBITDA Ratio.

     The ratio which (i) the Total Funded Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 1997, bears to (ii) the EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter, shall be (i) not more than 3.80:1, for the Fiscal Quarters ending closest to December 31, 1997 and closest to March 31, 1998, and (ii) not more than 3.50:1, for each Fiscal Quarter ending thereafter. In computing EBITDA in respect of the foregoing ratio, (a) any asset or stock dispositions by the Borrower consisting of the sale of a business line, segment or other group of related stores (including, particularly, for this purpose, the Applebee's Spinoff) occurring within a Fiscal Quarter shall be accounted for by reducing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters; and (b) any asset or stock acquisitions by the Borrower consisting of the purchase of a business, line, segment or other group of related stores occurring within a Fiscal Quarter shall be accounted for by increasing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters; in each instance, on an historical basis, in a manner which Borrower shall determine, but subject to prior review with, and approval by, the Agent.

                          SECTION 5.7. Negative Pledge.

     The Borrower will not, nor will the Borrower permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) those Liens, if any, described on Schedule 5.7, concerning existing debt of the Borrower, to be set forth and described more particularly therein, together with any Lien arising out of the refinancing, extension, renewal or refunding of any debt secured by any such Lien, provided that such debt is not secured by any additional assets, and the amount of such debt secured by any such Lien is not increased; (ii) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure debt and (B) do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (iii) materialmen's mechanics', warehousemen's carriers', landlords' and other similar statutory Liens which secure debt or other obligations that are not past due, or, if past due are being contested in good faith by the Borrower or the appropriate Subsidiary by appropriate proceedings; (iv) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (v) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (vi) deposits to secure performance of bids, trade contracts, leases, statutory obligations (to the extent not excepted elsewhere herein); (vii) grants of security and rights of setoff in accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (viii) rights of setoff, banker's liens and other similar rights arising solely by operation of law; (ix) Pur chase Money Liens; (x) Liens on any Properties acquired by Borrower or any Subsidiary subsequent to the Closing Date, to the extent that
(A) such Liens are existing at the time of acquisition, (B) the debt secured thereby is not secured by any other Properties of Borrower or such Subsidiary except the acquired Properties, (C) the amount of such debt so secured thereby is not increased at or subse quent to the acquisition and (D) the total amount of all such debt secured by all such acquired Properties does not exceed at any time, in aggregate amount, fifteen percent (15%) of Tangible Net Worth; together with any Lien arising out of the refinancing, extension, renewal or refunding of any debt secured by any such Lien, provided that such debt is not secured by any additional assets, and the amount of such debt secured by any such Lien is not increased; (xi) capital leases made in the ordinary course of business (but excluding, however, sale-leaseback transactions in any event) in which there is no provision for title to the leased Property to pass to the Borrower or such Subsidiary at the expiration of the lease term or as to which no bargain purchase option exists; and (xii) rights of lessors in respect of Properties leased to the Borrower or its Subsidiaries under operating leases.

                     SECTION 5.8. Maintenance of Existence.

     Except as permitted in Section 5.10, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each Subsidiary to, maintain at all times in full force and effect all Franchise Rights necessary to the ownership, operation and development of all franchised restaurant business conducted, or contemplated to be conducted, by the Borrower and such Subsidiaries, except with respect to Voluntary Store Closings and except with respect to any Applebee's Spinoff.

                            SECTION 5.9. Dissolution.

     Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.10.

           SECTION 5.10. Consolidations, Mergers and Sales of Assets.

     The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided, however, that subject at all times to
Section 5.19, the Borrower or any Subsidiary may merge with another Person (which is not the Borrower or such Subsidiary) if (i) such Person was organized under the laws of the United States of America or one of its states (ii) the Borrower or such Subsidiary (as the case may be) is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and any Subsidiaries of the Borrower may
(i) merge or con solidate with each other or with the Borrower (so long as the Borrower is the corporation surviving such merger), or (ii) sell assets to each other or to the Borrower; and, provided, further, that, the Borrower may, upon giving at least two (2) Business Days' advance written notice to the Agent thereof, consummate an Applebee's Spinoff if made in accordance with the terms set forth in the definition thereof and provided that Borrower complies with Section 2.9 in regard thereto respecting coincident mandatory prepayment of the Loan by an amount equal to the Net Cash Proceeds therefrom.

                         SECTION 5.11. Use of Proceeds.

     The entire proceeds of the Loan will be used by the Borrower to refinance all existing indebtedness of the Borrower under the Original Credit Agreement, by extension and renewal thereof, and for no other purpose.

              SECTION 5.12. Compliance with Laws; Payment of Taxes.

     The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

                            SECTION 5.13. Insurance.

     The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                      SECTION 5.14. Change in Fiscal Year.

     The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                     SECTION 5.15. Maintenance of Property.

     The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties in good condition, repair and working order, ordinary wear and tear excepted.

                      SECTION 5.16. Environmental Notices.

     The Borrower shall furnish to the Agent, promptly after the Borrower becomes aware thereof, written notice of all Environmental Liabilities, pending, threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders and Environmental Re leases, at, on, in, under or in any way affecting the Properties or any adjacent property and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

                      SECTION 5.17. Environmental Matters.

     The Borrower will not, and will not permit any Third Party to, use, produce, manufac ture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handled or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                      SECTION 5.18. Environmental Releases.

     The Borrower agrees that upon the occurrence of an Environmental Release (except for any Environmental Release which (x) occurred in compliance with all Environmental Requirements and (y) could not reasonably be expected to have or cause a Material Adverse Effect), it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                           SECTION 5.19. Investments.

     The Borrower will not make (nor will the Borrower permit any Subsidiary to make) any investment in any Person or Property (which term "investment," for purposes hereof, shall mean and include, without limitation, the acquisition of any property, the issuance, acquisition or exchange of any capital stock, debt or other obligations or security to, from or with any Person, the making of any loan, advance, extension of credit, credit accommodation, Guarantee or capital contribution to or on behalf of any Person, and the leasing or subleasing of any property to any Person), provided, however, that, notwithstanding the foregoing, the Borrower (or any Subsidiary) may, from time to time, undertake the following, without the necessity of obtaining the Required Lenders' prior written consent thereto:

     (i) Current Assets. Acquire current assets for use in, or arising from, the sale of goods or services in the ordinary course of its business (including, for this purpose, but without limitation, credit card receivables);

     (ii) Capital Expenditures. Make capital expenditures in the ordinary course of its business;

     (iii) Franchise Fees. Pay franchisee fees and royalties to its franchisors in the ordinary course of its business;

     (iv) Escrow Deposits. Make or maintain escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of its business;

     (v) Bank Accounts. Make and maintain deposits of cash in demand deposit accounts of banks in the ordinary course of its business, and make endorsements of checks, drafts or other in struments in connection therewith;

     (vi) Surplus Cash. Consistent at all times with the Borrower's internal Statement of Investment Policy, invest surplus cash in (A) obligations of, or guaranteed by, the United States of America or any agency thereof, (B) short-term certificates of deposit issued by, and time deposits with, any Bank or any other financial institution domiciled in the United States of America with assets of at least $500,000,000, (C) short-term commercial paper rated at least "A1" by Standard & Poors or "P1" by Moody's, and (D) fixed or adjustable rate corporate debt securities with a credit rating of at least double A (Aa/AA) by either Moody's or Standard & Poors, provided that any fixed rate debt securities have a maturity of one year or less;

     (vii) Subsidiaries. Make investments in those Consolidated Subsidiaries of the Borrower which are wholly-owned, directly or indirectly, by the Borrower, in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's and such Subsidiaries' respective businesses, provided that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, shall not exceed, in any event, (A) ten percent (10%) of consolidated total assets of Borrower and its Consolidated Subsidiaries at any time prior to December 30, 1997, (B) seven and one-half percent (7-1/2%) of consolidated total assets of Borrower and its Consolidated Subsidiaries on or at any time after December 31, 1997, but prior to June 30, 1998, and (C) five percent (5%) of consolidated total assets of Borrower and its Consolidated Subsidiaries on or after June 30, 1998; it being understood and agreed that (a) there shall be excluded from such calculation any investment deemed made by the Borrower in DF&R Restaurants, Inc., a Texas corporation which is a wholly-owned, Consolidated Subsidiary of the Borrower, pursuant to the accounting for the prior acquisition of such corporation by the Borrower as a pooling of interests; (b) there shall be deducted in any event from the amount of investments in Subsidiaries which may be made pursuant to this clause (vii) the aggregate amount of Capitalized Lease Obligations of all Subsidiaries which are at any time outstanding, if and to the extent not already counted against such amount as an investment of Borrower; i.e., as a Capitalized Lease Obligation owing to Borrower as lessor or sublessor; and (c) the provisions of this clause (vii) shall be the exclusive means by which the Borrower (or any Subsidiary) may make investments in any Subsidiaries (whether or not wholly-owned Subsidiaries) and shall override any other provisions of this Section 5.19 (including, particularly, clauses (x), (xi) and (xii) below) which may be construed otherwise to permit such investments.

     (viii) Travel Advances. Make travel and similar advances to employees from time to time in the ordinary course of business;

     (ix) Special Life Insurance Program. The Borrower may invest up to Eight Hundred Fifty Thousand Dollars ($850,000) per Fiscal Year in the making of annual premiums payable on the split dollar joint survivor life insurance program implemented, or to be implemented, covering the lives of Tom E. DuPree, Jr. and his spouse Anne DuPree, with an initial death benefit of Fifty Million Dollars ($50,000,000), provided, however, that (i) such investments are made over a period not to exceed ten (10) Fiscal Years and (ii) Borrower maintains at all times during the effective period of the program a security interest in policy proceeds and cash values of policies issued as part of the program equal in amount to not less than its then cumulative premium investments;

     (x) Applebee's Franchisees. Make investments in franchisees of "Applebee's" restaurants, but no investment in Applebee's International, Inc. (or any Person which subsequent hereto shall become the franchisor of "Applebee's" restaurants) shall be permitted to be made subsequent to the Closing Date, notwithstanding this clause (x) or any other provision of this Section, except with the prior written consent of the Required Lenders;

     (xi) Other Restaurant Concepts. Make investments in other restaurant concepts, besides "Applebee's," so long as the total amount of each such investment (either considered in dividually or as part of a series of related, concurrent investments), does not exceed ten percent (10%) of Borrower's consolidated total assets immediately before such investment (or the last in a series of related, concurrent investments) is made; or

     (xii) Other Investments Generally. Make other investments, not described in clauses (i) through (xi) above, provided that all such investments, in the aggregate, do not exceed at any one time ten percent (10%) of Stockholders' Equity.

The Borrower shall notify the Agent from time to time, but not less frequently than quarterly, or at any time at Agent's request, of the nature and amount of any investments made pursuant to clauses (x), (xi) and (xii) hereof which, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

                         SECTION 5.20. Subsidiary Debt.

     Except solely to the extent expressly  permitted in clause (vii) of Section
5.19 of this Agreement, the Borrower will not permit any Consolidated Subsidiary of the Borrower which is a wholly-owned Subsidiary, directly or indirectly, of the Borrower, to create, incur or suffer to exist any of the following: (i) indebtedness for borrowed funds; (ii) Capitalized Lease Obligations, provided, however, that DF&R Restaurants, Inc. and its Subsidiaries may incur Capitalized Lease

Obligations in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding; (iii) Guarantees; (iv) debts, liabilities or obligations to any seller incurred to pay the deferred purchase price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; and (v) debts, liabilities or obligations in respect of Synthetic Leases.


                               ARTICLE 6. DEFAULTS

                         SECTION 6.1. Events of Default.

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     6.1.1 Non-Payment. The Borrower (i) shall fail to pay when due any principal of the Loan or (ii) shall fail to pay any interest on the Loan within five (5) Domestic Business Days after such interest shall become due, or (iii) shall fail to pay any fee or other amount payable hereunder or under any Loan Document within five (5) Domestic Business Days after such fee or other amount becomes due; or

     6.1.2 Failure to Observe Certain Covenants. The Borrower shall fail to observe or perform any covenant contained in Sections 5.3 through 5.9, 5.10, 5.11, 5.12, 5.15 or 5.19, inclusive; or

     6.1.3 Failure to Observe Covenants Generally. The Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by Sections 6.1.1 and 6.1.2) and such failure shall not have been cured within ten (10) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) an executive, senior financial or accounting officer of the Borrower otherwise becomes aware of any such failure; or

     6.1.4 Misrepresentation. Any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     6.1.5 Cross-Default. The Borrower or any Subsidiary shall fail to make any payment in respect of any debt, liability or obligation outstanding individually or in the aggregate with all other such debts, liabilities or obligations, equal to or in excess of Five Hundred Thousand Dollars ($500,000), other than the Notes, when due or within any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of any such debt, liability or obligation outstanding of the Borrower or any Subsidiary individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or the mandatory prepayment or purchase of any such debt, liability or obligation by the Borrower (or its designee) or such Subsidiary (or its designee) individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of any such debt, liability or obligation individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     6.1.6 Voluntary Bankruptcy. The Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     6.1.7 Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     6.1.8 ERISA. The Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     6.1.9 Judgments. One or more judgments or orders for the payment of money in an aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty
(30) days; or

     6.1.10 Tax Liens. A federal tax Lien shall be filed against the Borrower under Section 6323 of the Code or a Lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such Lien shall remain undischarged for a period of thirty (30) days after the date of filing; or

     6.1.11 Change of Control. Tom E. DuPree, Jr. shall cease to own and control, beneficially and with power to vote, at least fifteen percent (15%) of the outstanding shares of the voting common stock of the Borrower; or any Person (other than Tom E. DuPree, Jr.) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting common stock of the Bor rower; or as of any date, a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by a Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become di rectors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

     6.1.12 Loss of Franchise Rights. If any of the Franchise Rights of the Borrower or its Subsidiaries shall be forfeited, suspended, lost, rejected, disclaimed, impaired, curtailed or otherwise adversely altered or affected in any manner, in whole or in any material part, for any reason whatsoever, whether or not related to the Borrower's or such Subsidiary's performance of its duties and obligations as franchisee at any time hereafter except with respect to any Voluntary Store Closing and except in connection with any Applebee's Spinoff; or there shall occur any default by the Borrower or any such Subsidiary in the payment, performance or observance of any terms, covenants or conditions of any franchise or development agreements giving rise to the existence and/or continuation of any such Franchise Rights, and any grace or cure period relative thereto granted therein shall have expired without such default being waived or cured except in connection with any Applebee's Spinoff; or

     6.1.13 Material Adverse Effect. The occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing, or resulting in, a Material Adverse Effect; then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in Sections 6.1.6 or 6.1.7 above occurs with respect to the Borrower or any Subsidiary, without any notice to the Borrower or any other acts by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                         SECTION 6.2. Notice of Default.

     The Agent shall give notice to the  Borrower of any Default  under  Section
6.1.3 promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                              ARTICLE 7. THE AGENT

                SECTION 7.1. Appointment; Powers and Immunities.

     Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provi sions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                         SECTION 7.2. Reliance by Agent.

     The Agent shall be entitled to rely upon any certification, notice or other com munication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genu ine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent and accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                             SECTION 7.3. Defaults.

     The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loan) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loan whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.6) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                     SECTION 7.4. Rights of Agent as a Bank.

     With respect to its pro rata share of the Loan, Wachovia in its capacity as a Bank here under shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                          SECTION 7.5. Indemnification.

     Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents con templated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.6. Payee of Note Treated as Owner.

     The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of
Section 9.8 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

               SECTION 7.7. Nonreliance on Agent and Other Banks.

     Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                          SECTION 7.8. Failure to Act.

     Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.5 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                       SECTION 7.9. Resignation of Agent.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                ARTICLE 8. CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair.

     If on or prior to the first day of any Interest Period, the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or the Required Banks advise the Agent that the Adjusted LIBOR Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding the relevant Euro-Dollar Rate Loan Tranche for such Interest Period, then, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Euro-Dollar Rate Loan Tranche specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least two (2) Domestic Business days before the date of any Borrowing of such Euro-Dollar Rate Loan Tranche for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                            SECTION 8.2. Illegality.

     If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Rate Loan Tranche and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Rate Loan Tranche shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank, in any respect deemed material by such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Rate Loan Tranches to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Rate Loan Tranche of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Rate Loan Tranche, the Borrower shall borrow, pursuant to Section 2.2.3, a Base Rate Loan Tranche in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Rate Loan
Tranches of the other Banks), and such Bank shall make such a Base Rate Loan Tranche.

                 SECTION 8.3. Increased Cost and Reduced Return.

     8.3.1 Change of Law. If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its allocable portion of the Loan, its Note or its obligation to make the Loan, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its allocable portion of the Loan or any other amounts due under this Agreement in respect of its allocable portion of the Loan or its obligation to make a Loan (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or (iii) shall impose on any Bank (or its Lending Office) or the London Interbank Market any other similar condition affecting its Loan, its Note or its obligation to make the Loan; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending

Office) of making or maintaining such Loan, or to reduce the amount of any such received or receiv able by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     8.3.2 Capital Adequacy. If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     8.3.3 Notice of Determination. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will en title such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank, in any respect deemed material by such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     8.3.4 Assignees Covered. The provisions of this Section 8.3 shall be ap plicable with respect to any Assignee or other Transferee (excluding any Participants), and any calculations required by such provisions shall be made based upon the circumstances of such Assignee or other Transferee.

    SECTION 8.4. Base Rate Loan Tranche Substituted for Affected Euro-Dollar
                               Rate Loan Tranche.

     If (i) the obligation of any Bank to make or maintain a Euro-Dollar Rate Loan Tranche has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Sec tion 8.3.1, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Loan Tranches which would oth erwise be made by such Bank as Euro-Dollar Rate Loan Tranches, shall be made instead as Base Rate

Loan Tranches (in all cases interest and principal on such Loan Tranches shall be payable contemporaneously with the related Euro-Dollar Rate Loan Tranche of the other Banks), and (ii) after each Euro-Dollar Rate Loan Tranche has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Rate Loan Tranches shall be applied to repay its Base Rate Loan Tranches instead.

                      SECTION 8.5. Replacement of a Lender.

     In addition to the foregoing, if (i) the obligation of any Bank (but not all Banks) to make available or maintain Euro-Dollar Rate Loan Tranches has been suspended pursuant to Section 8.2 or (ii) any Bank (but not all Banks) has demanded compensation under Section 8.3, then, in either such case, the Borrower shall have the right, at its option, upon giving at least five (5) Euro- Dollar Business Days' prior notice to such Bank through the Agent, either: (i) notwithstanding any term of Section 2.7.3 to the contrary, to reduce the Commitment of such Bank to zero, in which case the Borrower shall reduce, by repayment or prepayment, as the case may be, its Borrowings from such Bank to zero effective upon such Commitment reduction becoming effective, and the Commitment of each remaining Bank shall remained unchanged; or (ii) to obtain one or more Banks or Assignees willing to replace such Bank, in which case the Bank which is being replaced shall execute and deliver to such Bank or Assignee an Assignment and Acceptance in accordance with Section 9.8.3 with respect to such Bank's entire interest under this Agreement and the Notes.

                           SECTION 8.6. Compensation.

     Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (in connection with the relevant Interest Period) as a result of: (i) any payment or prepayment (whether pursuant to Section 8.2 or otherwise) of a Euro-Dollar Rate Loan Tranche on a date other than the last day of an Interest Period for such Euro-Dollar Rate Loan Tranche; or (ii) any failure by the Borrower to prepay a Euro-Dollar Rate Loan Tranche on the date for such prepayment specified in the relevant notice of prepayment hereunder; or (iii) any failure by the Borrower to borrow a Euro-Dollar Rate Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Rate Loan Tranche is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.2. Such compensation shall include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Rate Loan Tranche (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Rate Loan Tranche which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Rate Loan provided for herein (excluding, however, therefrom the amount thereof attributable to the imposition of the Applicable Margin) over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London Interbank Market.

                            ARTICLE 9. MISCELLANEOUS

                              SECTION 9.1. Notices.

     All notices, requests and other communications to any party hereunder or under any Loan Document shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

                            SECTION 9.2. No Waivers.

     No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                    SECTION 9.3. Expenses; Documentary Taxes.

     The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and any Bank, including fees and disbursements of counsel (including a reasonable allocation of the cost of internal counsel), in con nection with such Default and collection and other enforcement proceedings resulting therefrom, in cluding out-of-pocket expenses incurred in enforcing this Agreement, the Notes and other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, docu mentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement, the Notes or the other Loan Documents.

                          SECTION 9.4. Indemnification.

     The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement, the Notes or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The indemnification provisions (including, without limitation, provisions for default interest, to the extent that this Section 9.4 might be construed as duplicating the Borrower's obligation to pay interest at the Default Rate as required elsewhere in this Agreement) set forth in this Section 9.4 are meant to be without duplication of any other indemnification provisions set forth in this Agreement.

                        SECTION 9.5. Sharing of Setoffs.

     Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with re spect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                      SECTION 9.6. Amendments and Waivers.

     Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) except as otherwise provided in Section 8.5, change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on the Loan or any fees or other amounts payable hereunder, (iii) change the date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) change the amount of principal, interest, fees or other amounts payable hereunder due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loan, (viii) release any Guarantee given to support payment of the Loan; (ix) change any terms of clause (vii) of
Section 5.19; or (x) change any terms of Section 5.20. In connection with the foregoing, the Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower or the Agent and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as a Bank) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such re muneration is concurrently paid, on the same terms, ratably to all such Banks.

                    SECTION 9.7. No Margin Stock Collateral.

     Each of the Banks represents to the Agent, the Borrower and each of the other Banks that it in good faith is not, (i) directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement or
(ii) entering into this Agreement with an immediate intention to resell its Commitment or its pro rata share of the Loan.

                      SECTION 9.8. Successors and Assigns.

     9.8.1 No Assignment by Borrower. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     9.8.2 Participation. Any Bank may, without the consent of the Borrower, at any time sell to one or more Persons (each a "Participant") participating interests in the allocable portion of the Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the Loan, (ii) the change of the amounts of any principal, interest or fees due on any date fixed for the payment thereof with respect to the Loan, (iii) the change of the principal of the Loan, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or such fee in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loan, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in respect of the Loan, or its Note, Commitment or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Except as otherwise expressly provided in Article 8, the Agent, the Banks and the Borrower agree that each Participant shall be entitled to the benefits of
Article 8 with respect to its participation in the Loan outstanding from time to time, but only to the extent that such Bank which sold the relevant participation would have been entitled thereto pursuant to the terms of this Agreement.

     9.8.3 Assignments. Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this Section unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the transferor Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to at least Five Million Dollars ($5,000,000),
(iii) no interest may be sold by a Bank pursuant to this Section to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower and the Agent (which consent shall not be unreason ably withheld), except after the occurrence of, and during the continuance of, an Event of Default, and (iv) during the term of this Agreement, a Bank may not have more than two Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance of the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of Two Thousand Five Hundred Dollars ($2,500) to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its future obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this Section 9.8.3, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

     9.8.4 Disclosures. Subject to the provisions of Section 9.9, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     9.8.5 Status of Transferee. No Transferee shall be entitled to receive any greater payment under Section 8.3 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                          SECTION 9.9. Confidentiality.

     Each Bank and the Agent agrees to exercise its best efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any information delivered or made available by the Borrower to it, including, without limitation, information obtained by the Agent or such Bank by reason of a visit or investigation by any Person contemplated in Section 5.2, confidential from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to the Agent or any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed other than by an act or omission of the Agent or any Bank except as permitted herein, (v) to the extent reasonably re quired in connection with any litigation (with respect to this Agreement, any of the other Loan Docu ments, in connection with any of the foregoing, or any other obligations of the Borrower or any Subsidiary owing to the Agent or any Bank) to which the Agent, any Bank or their respective Affili ates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and
(viii) to any actual
or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.9.

                  SECTION 9.10.  Representation by Banks.

     Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its pro rata share of the Loan hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.8, the disposition of a Note or the Notes held by that Bank shall at all times be within its exclusive control.

                       SECTION 9.11. Obligations Several.

     The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                           SECTION 9.12. GEORGIA LAW.

     THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

                          SECTION 9.13. Interpretation.

     No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                     SECTION 9.14. CONSENT TO JURISDICTION.

     THE BORROWER, AND EACH OF THE BANKS AND THE AGENT IR REVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS

(INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (C) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 9.1 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

                           SECTION 9.15. Counterparts.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instru ment.

                             SECTION 9.16. Survival.

     All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall con tinue in full force and effect until the payment of the Notes and termination of the Commitments.

            SECTION 9.17. Entire Agreement; Amendment; Severability.

     This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement amends and restates, in its entirety, the Original Credit Agreement, effective as of the Closing Date, except that, for purposes of Sections 5.4, 5.5 and 5.6, the effective date of the amendment and restatement of those sections pursuant hereto shall be deemed to be one (1) Business Day prior to the last day of the Fiscal Quarter ending closest to December 31, 1997. This Agreement is not intended to be, and shall not constitute, a novation of the Original Credit Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing in accordance with Section 9.6. If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                       SECTION 9.18. TIME OF THE ESSENCE.

     TIME IS OF THE ESSENCE IN THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS.

                    SECTION 9.19. Banks Not a Joint Venturer.

     Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents), shall in any respect be interpreted, deemed or construed as making any Bank or the Agent a partner or joint venturer with the Borrower or as creat ing any similar relationship or entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers, as of the day and year first above written.


                                            "BORROWER"

                                            APPLE SOUTH, INC.
                                            (SEAL)


                                            By:_________________________________
                                               Erich J. Booth, Chief Financial
                                                 Officer and Treasurer


                                            Attest:_____________________________
                                                   Tonya Benjamin, Assistant
                                                     Secretary


                                            Apple South, Inc.
                                            Corporate Headquarters
                                            Hancock at Washington
                                            Madison, Georgia  30650
                                            Attn:  Erich J. Booth,
                                            Chief Financial Officer

                                            Telecopier Number: (706) 342-4057

COMMITMENTS

                                            "BANKS"

$60,000,000.00                              WACHOVIA BANK, NATIONAL
                                            ASSOCIATION, as the Agent and as
                                            a Bank
                                            (SEAL)


                                            By:________________________________
                                               W. Tompkins Rison, Vice President


                                            Lending Office:

                                            Wachovia Bank, N.A.
                                            191 Peachtree Street, N.E.
                                            30th Floor
                                            Atlanta, Georgia  30303-1757
                                            Attention: Georgia Corporate
                                            Commercial Group

                                            Telecopier Number:  (404) 332-6920

$15,000,000                                 SUNTRUST BANK, ATLANTA
                                            (SEAL)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                            SunTrust Bank, Atlanta
                                            25 Park Place
                                            23rd Floor
                                            Atlanta, Georgia  30302

                                            Telecopier Number:  (404) 558-8833

$25,000,000                                 BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION
                                            (SEAL)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                            Bank of America National Trust
                                              and Savings Association
                                            231 South LaSalle Street
                                            MC 200-9
                                            Chicago, Illinois  60697

                                            Telecopier Number:  (312) 974-9626

                                            With a copy to:

                                            Bank of America National Trust
                                              and Savings Association
                                            1230 Peachtree Street
                                            Suite 3800
                                            Atlanta, Georgia  30309

                                            Telecopier Number:  (404) 249-6938

$20,000,000                                 BANQUE PARIBAS
                                            (SEAL)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                            Banque Paribas
                                            787 Seventh Avenue
                                            New York, New York  10019

                                            Telecopier Number:  (212) 841-2333

$20,000,000                                 COOPERATIEVE CENTRALE
                                            RAIFFEISEN-BOERENLEENBANK B.A.,
                                            "RABOBANK NEDERLAND,"
                                            NEW YORK BRANCH


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                            Cooperatieve Central
                                            Raiffeisen-Boerenleenbank B.A.
                                            "Rabobank Nederland"
                                            New York Branch
                                            245 Park Avenue
                                            36th Floor
                                            New York, New York  10167

                                            Telecopier Number:  (212) 818-0233

$15,000,000                             CANADIAN IMPERIAL BANK OF COMMERCE, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                        Canadian Imperial Bank of Commerce, Inc.
                                            2 Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, Georgia  30339

                                            Telecopier Number:  (770) 319-4915

$10,000,000                                 CRESTAR BANK
                                            (SEAL)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lending Office:

                                            Crestar Bank
                                            919 East Main Street
                                            Richmond, Virginia  23219

                                            Telecopier Number:  (804) 782-5413

$20,000,000                                 BANKBOSTON, N.A.


                                            By:_________________________________
                                                 Debra L. Zurka, Director

                                            Lending Office:

                                         Large Corporate -- Restaurant Division
                                            100 Federal Street
                                            Mail Stop 01-09-05
                                            Boston, Massachusetts  02110

                                            Telecopier Number:  (617) 434-0637

$10,000,000                                 COMERICA BANK


                                            By:_________________________________
                                           Kristine L. Andersen, Account Officer

                                            Lending Office:

                                            Comerica Bank
                                            500 Woodward Avenue
                                            9th Floor, MC 3280
                                            Detroit, Michigan  48226

                                            Telecopier Number:  (313) 222-3330

$5,000,000                                  AMSOUTH BANK OF ALABAMA


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Lender Office:

                                            AmSouth Bank of Alabama
                                            1900 5th Avenue North
                                            7th Floor
                                            Birmingham, Alabama  35203

                                            Telecopier Number:  (205) 326-5601


$200,000,000 Total Commitments

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                            ASSIGNMENT AND ACCEPTANCE

                             Dated ________ __, 19__


     Reference is made t o the Second Amended and Restated Credit Agreement dated as of March 1, 1998 (together with all amendments and modifications thereto, the "Credit Agreement" among Apple South, Inc., a Georgia corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, National Association, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ________________________________________ (the "Assignor") and
        ________________________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ________% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a _____ interest (which on the Effective Date hereof is $__________) in that portion of the Loan owing to the Assignor (which on the Effective Date hereof is $----------).

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of that portion of the Loan owing to it (without giving effect to assignments thereof which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) at taches the Note(s) referred to in paragraph 1 above and requests that the Agent exchange such Note(s) for [a new Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignee) (new Notes as follows: a Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignor and a Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignee].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.4.1 thereof (or any more recent financial statements of the Borrower delivered pursuant to Sections 5.1.1 or 5.1.2 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

     4. The Effective Date for this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent (and to the Borrower for execution by the Borrower. If Assignee is organized under the laws of a jurisdiction outside the United States.

     5. Upon such execution and acceptance by the Agent and execution by the Borrower, if the Assignee is not a Bank prior to the Effective Date, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.3 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such execution and acceptance by the Agent and execution by the Borrower, if the Assignee is not a Bank prior to the Effective Date, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The

Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                                     [NAME OF ASSIGNOR]


                                                     By:
                                                          Title:


                                                     [NAME OF ASSIGNEE]


                                                     By:
                                                          Title:


                                                     Lending Office:
                                                     [Address]

                                                     WACHOVIA BANK, NATIONAL
                                                     ASSOCIATION, as Agent


                                                     By:
                                                          Title:


                                                     APPLE SOUTH, INC.
                                                     If  the  Assignee  is not a
                                                     Bank prior to the Effective
                                                     Date.


                                                     By:
                                                          Title:

                                    EXHIBIT B

                                  FORM OF NOTE


                                      NOTE

                                Atlanta, Georgia
                                  March 1, 1998


     For value received, APPLE SOUTH, INC., a Georgia corporation (the "Borrower"), promises to pay to the order of ________________________________
(the "Bank"), for the account of its Lending Office, the principal sum of [______________________________ Dollars ($__________)], representing the Bank's pro rata share of the Loan made by the Banks to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All repayments of the principal amount hereof may be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of March 1, 1998, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, National Association, as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for the provisions for the voluntary and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                                     APPLE SOUTH, INC.
                                                           (SEAL)


                                              By:_______________________________
                                                 Erich J. Booth, Chief Financial
                                                 Officer and Treasurer


                                               Attest:__________________________
                                                      Tonya Benjamin, Assistant
                                                      Secretary

                              PAYMENTS OF PRINCIPAL


                                    Amount of
                               Principal Notation
                              Date Repaid Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING


                               NOTICE OF BORROWING

                             ________________, 199_


Wachovia Bank, National
  Association, as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia 30303-1757
Attention:  Commercial Group

         Re: Second Amended and Restated Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of March 1, 1998, by and among Apple South, Inc., Wachovia Bank, National Association, as a Bank and as the Agent, and the other Banks from time to time party thereto.

Ladies and Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement.

         The Borrower hereby requests a Borrowing in the aggregate principal amount of $________________ to be established on ______________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for (check one):

         1.       _____    Base Rate Loan Tranche
         2.       _____    Euro-Dollar Rate Loan Tranche

         The duration of the Interest Period with respect thereto in the case of a Euro-Dollar Rate Loan Tranche shall be (check one):

         1.       _____    1 month
         2.       _____    2 months
         3.       _____    3 months
         4.       _____    6 months

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer as of this ____ day of __________, 199__.

                                                     APPLE SOUTH, INC.



                                                     By:
                                                          Title:

                                    EXHIBIT D


                               FORM OF OPINION OF
                            COUNSEL FOR THE BORROWER


                                  March 1, 1998


To the Banks and the Agent
  Referred to below
c/o Wachovia Bank,
  National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Ladies and Gentlemen:

     We have acted as legal counsel to Apple South, Inc. (the "Borrower") in connection with the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 1, 1998, among the Borrower, the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the executed and delivery of the Credit Agreement by each Bank and by the Agent have been duly authorized by each Bank and by the Agent.

     When facts relevant to these opinions were not independently established by us, we have relied upon the certificate of the Secretary of the Borrower. We have assumed the genuineness of all signatures, the authenticity of all documents delivered to us as originals, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such letter documents.

     Upon the basis of the foregoing, and subject to the further qualifications and assumptions set forth below, we are of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Other Agreements (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of (A) applicable law or regulation or (B) the certificate of incorporation or by-laws of the Borrower or (C) any material judgment, injunction, order or decree which to our knowledge is binding upon the Borrower or (D) any material indenture, mortgage, deed of trust, loan agreement or other financial agreement or instrument (but not including leases) known to us which to our knowledge is binding on the Borrower and (V) do not, to our knowledge, result in the creation or imposition of any Lien on any asset of the Borrower.

     3. The Credit Agreement, the Notes and the Other Agreements constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited: (i) by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally and (ii) by general principles of equity (including, without limitation, the availability of equitable remedies).

     4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

     5. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     We are qualified to practice law in the State of Georgia and do not purport to be experts on any laws other than the federal laws of the United States and the laws of the State of Georgia, and this opinion is rendered only with respect to such laws. We have made no investigation of the laws of any other jurisdiction.

                                                              Very truly yours,

                                    EXHIBIT E

                           FORM OF CLOSING CERTIFICATE

                                APPLE SOUTH, INC.

                               CLOSING CERTIFICATE


     Reference is made to the Second Amended and Restated Credit Agreement ("the Credit Agreement") dated as of March 1, 1998, among Apple South, Inc., the Banks listed therein, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.1.4 of the Credit Agreement,  the undersigned,  Erich
J. Booth, the duly authorized Chief Financial Officer and Treasurer of Apple South, Inc., in his aforesaid official capacity and not personally, hereby certifies to the Agent and the Banks on behalf of the Borrower that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in his aforesaid official capacity as Chief Financial Officer and not personally as of March 1, 1998.


                                                    By:
                                                        Erich J. Booth, as Chief
                                                           Financial Officer and
                                                           Treasurer, for and on
                                                           behalf    of    Apple
                                                           South, Inc.

                                    EXHIBIT F

                         FORM OF SECRETARY'S CERTIFICATE

                             SECRETARY'S CERTIFICATE


     The undersigned, being the duly elected, qualified and acting Secretary of APPLE SOUTH, INC., a Georgia corporation (the "Corporation"), and, in such capacity, being duly authorized and empowered to issue this certificate on its behalf, does hereby certify that:

     1. On or prior to the date hereof, by unanimous consent of the Board of Directors of the Corporation, the resolutions set forth and described on Exhibit A were unanimously adopted and, being the only effective resolutions adopted by the Board of Directors of this Corporation (or any committee thereof) with respect to the matters referred to therein, remain unmodified and in full force and effect as of the date hereof:

     2. The following are the names of the duly elected officers of this Corporation now holding the respective offices indicated, and that the signature set forth opposite the name of each such officer is the true and genuine signature of such officer (complete as applicable):


Erich J. Booth, Chief Financial                    _____________________________
 Officer and Treasurer                                       (Signature)

Tonya Benjamin, Assistant Secretary                _____________________________
                                                              (Signature)

     3. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Corporation as in effect on the date hereof (including all amendments thereof to date).

     4. Attached hereto as Exhibit C is a true, correct and complete copy of the By-Laws of the Corporation as in effect on the date hereof (including all amendments thereof to date).

     IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary and the seal of the Corporation as of the 1st day of March, 1998.


[CORPORATE SEAL]                               ________________________________
                                             Tonya Benjamin, Assistant Secretary

                                    EXHIBIT G

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE


     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Apple South, Inc., the Banks from time to time party thereto, and Wachovia Bank, National Association, as a Bank and as Agent as ascribed thereto in the Credit Agreement.

     Pursuant to Section 5.1.3 of the Credit Agreement, the undersigned, the [Chief Financial Officer/Chief Accounting Officer] of the Borrower, hereby certifies that (i) attached hereto as Annex 1 are the true and accurate calculations required to establish whether the Borrower was in compliance with Sections 5.3, 5.4, 5.5, 5.6 and 5.19 of the Credit Agreement as of the end of the Fis cal [Quarter/Year] ended __________, 19__, each determined in accordance with the requirements of the Credit Agreement and (ii) [no Default exists on the date hereof] [the following Defaults (including the details thereof) exist and the Borrower is taking or proposes to take the following actions with respect thereto]:

                             ======================
                             ======================

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as [Chief Financial Officer] and not personally as of the ____ day of __________, 199___.




                                            By:_________________________________
                                                        _______________________,
                                                        as _________________,
                                                        for and on  behalf of
                                                        Apple South, Inc.

                                  SCHEDULE 4.8

                               SUBSIDIARY SCHEDULE


                     [TO BE COMPLETED BY APPLE SOUTH, INC.]

                                  SCHEDULE 5.7

                                  DEBT SCHEDULE



                                                  Monthly
Description   Short-Term    Long-Term    Total    Payment   Maturity    Security
-----------   ----------    ---------    -----    -------   --------    --------



                     [TO BE COMPLETED BY APPLE SOUTH, INC.]